UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2010
Osteotech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34612	13-3357370

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 James Way
Eatontown, New Jersey	07724

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 542-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 9, 2010, Osteotech, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (1) a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 16, 2010, by and among the Company, Medtronic, Inc., Medtronic Sofamor Danek, Inc. and England Merger Corporation, and to approve the merger, and (2) any proposal by the Company’s board of directors to adjourn the Special Meeting, if necessary, to solicit additional proxies in support of the first proposal if there were not sufficient votes at the time of the Special Meeting in favor of approval of the Merger Agreement.
Both proposals were approved by the Company’s stockholders at the Special Meeting. The voting results were as follows:

				Broker
	For	Against	Abstain	Non-Votes
Approval of the Merger Agreement	12,842,620	63,694	3,400	—
Adjourn the Special Meeting, if necessary, to solicit additional proxies	12,620,328	283,428	5,958	—
Adjournment of the Special Meeting was not necessary because there were sufficient votes at the time of the Special Meeting to approve the Merger Agreement.
Item 7.01. Regulation FD Disclosure.
On November 10, 2010, the Company issued a press release announcing that the stockholders of the Company approved the Merger Agreement at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of Osteotech, Inc., dated November 10, 2010, announcing stockholder approval of the Merger Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.

By:	/s/ Mark H. Burroughs

Mark H. Burroughs
Executive Vice President and Chief Financial Officer
Date: November 11, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Osteotech, Inc., dated November 10, 2010, announcing stockholder approval of the Merger Agreement.